Exhibit 23.1
                                  ------------

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Louisiana-Pacific Corporation on Form S-8 of our report dated January 28, 2000, appearing in the Annual Report on Form 10-K of Louisiana-Pacific Corporation for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP



Portland, Oregon
October 25, 2000